SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

September 23, 2011

Date of Report

 (Date of earliest event reported)

GeNOsys, INC.

 (Exact name of registrant as specified in its charter)

Utah	000-49817	87-0671592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

86 N. University Ave., Suite 400

Provo, Utah 84601

(Address of Principal Executive Offices)

(801) 623-4751

(Registrant's Telephone Number)

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On September 23, 2011, the Company entered into two License Agreements (the “Agreements”) with Equity Labs Inc. (“Equity”).  The agreements provide for Equity to manufacture and distribute, on an exclusive basis, a nitric oxide topical treatment for acne and, on a non-exclusive basis, nitric oxide products for topical skin care.  The exclusive agreement for the acne product provides that Equity pay to the Company a development fee for its assistance with the product formulation and OTC testing.

Item 9.01

Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired.

Not applicable.

b.

Pro Forma Financial Statements

Not applicable.

c.

Exhibits.

Number

Description

10.1

License Agreement – Acne by and between Health Innovations Inc., a wholly-owned subsidiary of the Company and Equity Labs Inc., dated September 23, 2011 (certain portions of the agreement were omitted for the exhibit pursuant to a request for confidential treatment).

10.2

License Agreement – Topical Skin Care by and between Health Innovations Inc., a wholly-owned subsidiary of the Company and Equity Labs Inc., dated September 23, 2011 (certain portions of the agreement were omitted for the exhibit pursuant to a request for confidential treatment).

99.1

Press Release dated October 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GeNOsys, INC.

Date: October 6, 2011

By/s/Dale L. Fillmore

President